Exhibit 99.1

News Release
For Immediate Release

Sallie Mae Reports Third-Quarter 2023 Financial Results
Third-Quarter GAAP Net Income Attributable to Common Stock of $25 Million,
or $0.11 Per Diluted Share

Private Education Loan Originations Increase 4% from Year-Ago Quarter to $2.5 Billion

Completed Approximately $1 Billion Private Education Loan Sale on October 13, 2023

NEWARK, Del., October 25, 2023 - Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released third-quarter 2023 financial results. Highlights of those results are included in the attached supplement. Complete financial results are available at www.SallieMae.com/investors.

Sallie Mae will host an earnings conference call tomorrow, October 26, 2023, at 8 a.m. ET. Executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. A live audio webcast of the conference call and presentation slides may be accessed at www.SallieMae.com/investors and the hosting website.

Participants may also register for the earnings conference call. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

A replay of the webcast will be available via the company’s investor website approximately two hours after the call’s conclusion.
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Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

Contacts:
Media
Rick Castellano, 302-451-2541, rick.castellano@salliemae.com

Investors
Melissa Bronaugh, 571-526-2455, melissa.bronaugh@salliemae.com

Sallie Mae Reports Third-Quarter 2023 Financial Results

Third-Quarter GAAP Net Income Attributable to Common Stock of $25 Million,
or $0.11 Per Diluted Share

Private Education Loan Originations Increase 4% from Year-Ago Quarter to $2.5 Billion

Completed Approximately $1 Billion Private Education Loan Sale on October 13, 2023

“We delivered strong results in the third quarter driven by another successful peak season and solid credit performance. We are well-positioned to continue to strengthen and grow our core business and maximize the value of our brand. We also continue to focus on operational execution and a disciplined capital management strategy.”

Jonathan Witter, CEO, Sallie Mae

Third-Quarter 2023 Highlights vs. Third-Quarter 2022 Highlights

Continue to Execute on our Core Business Strategy:
•GAAP net income of $29 million, down 61% primarily due to $1 billion in private education loan sales in the year-ago period.
•Net interest income of $385 million, up 4%.
•Net interest margin was 5.43%, up 16 basis points.
•Private education loan originations of $2.5 billion, up 4%.
•There were no loan sales in the current quarter, compared to $1 billion in private education loan sales in the year-ago period.
•Average private education loans outstanding, net, of $20.6 billion, up 3%.
•Private education loan provisions for credit losses, including amounts for unfunded commitments, was $197 million, compared with a provision of $208 million in the year-ago period.
•Private education loans held-for-investment in forbearance were 1.36% of private education loans held-for-investment in repayment and forbearance, unchanged from the year-ago period.
•Private education loans held-for-investment delinquencies as a percentage of private education loans held-for-investment in repayment were 3.65%, down from 3.74%.
•Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.53%, down from 2.67%.
•Total operating expenses of $167 million, up from $150 million.

Progress on our Balance Sheet and Capital Allocation:

•No shares of common stock were repurchased under share repurchase programs in the third quarter of 2023, compared to 1 million shares repurchased in the year-ago period.
•Paid third-quarter common stock dividend of $0.11 per share, unchanged from the third quarter of 2022.

Investor Contact: Melissa Bronaugh, 571-526-2455 melissa.bronaugh@salliemae.com	Media Contact: Rick Castellano, 302-451-2541 rick.castellano@salliemae.com

The following are significant items or events that occurred in the third quarter of 2023 or early in the fourth quarter of 2023.

Provisions for Credit Losses
   Provision for credit losses in the third quarter of 2023 was $198 million, compared with $208 million in the year-ago quarter. During the third quarter of 2023, the provision for credit losses was primarily affected by new loan commitments, net of expired commitments, slower prepayment rates, management overlays, and changes in economic outlook. In the year-ago quarter, the provision for credit losses was primarily affected by provisions for new loan commitments and slower prepayment rates, which were offset by a negative $50 million provision associated with the private education loan sale completed in the third quarter of 2022.

Credit Performance
   Private education loans held-for-investment net charge-offs as a percentage of average private education loans held-for-investment in repayment (annualized) were 2.44% for the nine months ended September 30, 2023, compared to 2.37% for the year-ago period.

Progress on Balance Sheet and Capital Allocation
   Loan Sales

On October 13, 2023, the company sold approximately $1 billion of its private education loans, including approximately
$921 million in principal and approximately $78 million in capitalized interest, to an unaffiliated third party. The gain on sale of loans will be recognized in the fourth-quarter 2023 consolidated statements of income. The transaction qualified for sale treatment and removed the balance of the loans from the company’s balance sheet on the settlement date. The company will continue to service these loans pursuant to the terms of the applicable transaction documents.

The following provides guidance on the company’s performance in 2023.

Guidance*
   For 2023, the company expects the following:
•Full-year diluted non-GAAP “Core Earnings” per common share of $2.55 - $2.65.**
•Full-year Private Education Loan originations year-over-year growth of 6% - 7%.
•Full-year total loan portfolio net charge-offs of $375 million - $385 million.
•Full-year non-interest expenses of $625 million - $630 million.

   The company expects gross charge-offs for full year 2023 to be equal to, or slightly better than, its original 2023 outlook. Net charge-offs are expected to end the year towards the higher end of our guidance range due to the change in our recovery strategy that shifted more of our efforts in house. While this shift improved our expected long-term recovery rates, it will likely impact the timing of recoveries this year. Non-interest expense guidance was updated for higher-than-expected portfolio growth, the impact of investments made during the year, as well as other inflationary pressures.

* See page 6 for a cautionary note regarding forward-looking statements.

** See Non-GAAP “Core Earnings” to GAAP Reconciliation on page 9 for a description of non-GAAP “Core Earnings”. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP measure. However, this GAAP measure is not accessible on a forward-looking basis because the company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

Quarterly Financial Highlights

	3Q 2023	2Q 2023	3Q 2022
Income Statement ($ millions)
Total interest income	$652	$634	$520
Total interest expense	268	247	150
Net interest income	385	387	370
Less: provisions for credit losses	198	18	208
Total non-interest income	24	144	95
Total non-interest expenses	170	156	152
Income tax expense	11	92	30
Net income	29	265	75
Preferred stock dividends	5	4	2
Net income attributable to common stock	25	261	73
Non-GAAP “Core Earnings” adjustments to GAAP(1)	—	—	—
Non-GAAP “Core Earnings” net income attributable to common stock(1)	$25	$261	$73

Ending Balances ($ millions)
Private Education Loans held for investment, net	$20,348	$18,649	$18,981
FFELP Loans held for investment, net	551	571	641
Deposits	$21,551	$20,361	$21,277
Brokered	10,376	8,720	10,232
Retail and other	11,175	11,641	11,045

Key Performance Metrics
Net interest margin	5.43%	5.52%	5.27%
Yield - Total interest-earning assets	9.21%	9.05%	7.42%
Private Education Loans	10.96%	10.79%	9.43%
Cost of Funds	4.00%	3.75%	2.27%
Return on Assets (“ROA”)(2)	0.4%	3.7%	1.0%
Non-GAAP “Core Earnings” ROA(3)	0.4%	3.7%	1.0%
Return on Common Equity (“ROCE”)(4)	6.3%	65.2%	16.7%
Non-GAAP “Core Earnings” ROCE(5)	6.3%	65.2%	16.7%

Per Common Share
GAAP diluted earnings per common share	$0.11	$1.10	$0.29
Non-GAAP “Core Earnings” diluted earnings per common share(1)	$0.11	$1.10	$0.29
Average common and common equivalent shares outstanding (millions)	229	238	254

Footnotes:

(1) Sallie Mae provides non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See the Non-GAAP “Core Earnings” to GAAP Reconciliation in this press release for a full reconciliation of GAAP and non-GAAP “Core Earnings.” Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will be equal to $0. Management believes the company’s derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.

(2) We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator.

(3) We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Non-GAAP Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator.

(4) We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

(5) We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Non-GAAP Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income attributable to common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock.

***

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the company’s business, results of operations, financial condition, and/or cash flows; the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the company’s 2023 guidance; the company’s three-year horizon outlook; the company’s expectation and ability to execute loan sales and share repurchases; the company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 23, 2023) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of our allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of our earning assets versus our funding arrangements; rates of prepayments on the loans that we own; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30,	December 31,
(Dollars in thousands, except share and per share amounts)	2023	2022
Assets
Cash and cash equivalents	$3,548,225	$4,616,117
Investments:
Trading investments at fair value (cost of $42,196 and $47,554, respectively)	52,561	55,903
Available-for-sale investments at fair value (cost of $2,524,634 and $2,554,332, respectively)	2,315,978	2,342,089
Other investments	94,068	94,716
Total investments	2,462,607	2,492,708
Loans held for investment (net of allowance for losses of $1,416,048 and $1,357,075, respectively)	20,899,181	19,626,868
Loans held for sale	—	29,448
Restricted cash	175,061	156,719
Other interest-earning assets	11,087	11,162
Accrued interest receivable	1,457,323	1,202,059
Premises and equipment, net	132,622	140,728
Goodwill and acquired intangible assets, net	127,723	118,273
Income taxes receivable, net	409,658	380,058
Tax indemnification receivable	2,945	2,816
Other assets	46,787	34,073
Total assets	$29,273,219	$28,811,029

Liabilities
Deposits	$21,550,745	$21,448,071
Long-term borrowings	5,515,532	5,235,114
Other liabilities	407,718	400,874
Total liabilities	27,473,995	27,084,059
Commitments and contingencies
Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 2.5 million and 2.5 million shares issued, respectively, at stated value of $100 per share	251,070	251,070
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 438.2 million and 435.1 million shares issued, respectively	87,639	87,025
Additional paid-in capital	1,140,599	1,109,072
Accumulated other comprehensive loss (net of tax benefit of ($32,548) and ($30,160), respectively)	(101,315)	(93,870)
Retained earnings	3,485,575	3,163,640
Total SLM Corporation stockholders’ equity before treasury stock	4,863,568	4,516,937
Less: Common stock held in treasury at cost: 211.9 million and 194.4 million shares, respectively	(3,064,344)	(2,789,967)
Total equity	1,799,224	1,726,970
Total liabilities and equity	$29,273,219	$28,811,029

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Interest income:
Loans	$581,080	$483,327	$1,732,206	$1,387,411
Investments	13,268	10,260	36,636	24,252
Cash and cash equivalents	57,902	26,324	154,911	36,317
Total interest income	652,250	519,911	1,923,753	1,447,980
Interest expense:
Deposits	209,921	105,468	584,859	215,473
Interest expense on short-term borrowings	3,576	3,054	9,893	8,902
Interest expense on long-term borrowings	54,125	41,879	152,674	116,255
Total interest expense	267,622	150,401	747,426	340,630
Net interest income	384,628	369,510	1,176,327	1,107,350
Less: provisions for credit losses	198,023	207,598	329,864	336,193
Net interest income after provisions for credit losses	186,605	161,912	846,463	771,157
Non-interest income:
Gains (losses) on sales of loans, net	(5)	74,978	124,740	324,856
Gains (losses) on securities, net	1,490	891	1,988	(2,021)
Gains (losses) on derivatives and hedging activities, net	—	—	—	(5)
Other income	22,753	19,234	63,275	52,451
Total non-interest income	24,238	95,103	190,003	375,281
Non-interest expenses:
Operating expenses:
Compensation and benefits	83,577	65,003	249,459	202,995
FDIC assessment fees	12,283	4,592	33,663	11,501
Other operating expenses	71,542	80,369	192,983	199,204
Total operating expenses	167,402	149,964	476,105	413,700
Acquired intangible assets amortization expense	2,834	2,328	7,351	5,478
Total non-interest expenses	170,236	152,292	483,456	419,178
Income before income tax expense	40,607	104,723	553,010	727,260
Income tax expense	11,242	29,551	140,062	181,203
Net income	29,365	75,172	412,948	546,057
Preferred stock dividends	4,642	2,531	12,979	5,563
Net income attributable to SLM Corporation common stock	$24,723	$72,641	$399,969	$540,494
Basic earnings per common share	$0.11	$0.29	$1.71	$2.05
Average common shares outstanding	226,120	251,266	234,170	263,098
Diluted earnings per common share	$0.11	$0.29	$1.69	$2.03
Average common and common equivalent shares outstanding	228,800	253,716	236,593	266,065
Declared dividends per common share	$0.11	$0.11	$0.33	$0.33

Non-GAAP “Core Earnings” to GAAP Reconciliation
The following table reflects adjustments associated with our derivative activities.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2023	2022	2023	2022
Non-GAAP “Core Earnings” adjustments to GAAP:
GAAP net income	$29,365	$75,172	$412,948	$546,057
Preferred stock dividends	4,642	2,531	12,979	5,563
GAAP net income attributable to SLM Corporation common stock	$24,723	$72,641	$399,969	$540,494

Adjustments:
Net impact of derivative accounting(1)	—	—	—	248
Net tax expense(2)	—	—	—	60
Total Non-GAAP “Core Earnings” adjustments to GAAP	—	—	—	188
Non-GAAP “Core Earnings” attributable to SLM Corporation common stock	$24,723	$72,641	$399,969	$540,682

GAAP diluted earnings per common share	$0.11	$0.29	$1.69	$2.03
Derivative adjustments, net of tax	—	—	—	—
Non-GAAP “Core Earnings” diluted earnings per common share	$0.11	$0.29	$1.69	$2.03

(1) Derivative Accounting: Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) Non-GAAP “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held.